  EXECUTIVE EMPLOYMENT AGREEMENT This Executive Employment Agreement (“Agreement”), dated January 15, 2018 (“Effective Date”) is entered into between Horizon Air Industries, Inc., a Washington Corp. (“Horizon”), a wholly owned subsidiary of Alaska Air Group, Inc., a Delaware corporation (“AAG”), and Gary L. Beck (“Executive”). In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows: 1. Employment 1.1 Title and Authority. Horizon shall employ Executive as its President and Chief Executive Officer (“CEO”). Executive shall have authority commensurate with such position, subject to the Amended and Restated Bylaws of Horizon, in addition to other duties as assigned to Executive from time to time by the Boards of Directors of Horizon or AAG (collectively, “Board”) or the CEO of AAG. 1.2 Duties. Executive will perform duties associated with and required for the position of President and CEO as may be assigned from time to time by the Board, which relate to the business of Horizon, its subsidiaries, its affiliates, or any business ventures in which Horizon, its subsidiaries, affiliates or its parent corporation may participate. The primary duties of Executive may include, but are not limited to, exercising general managerial authority over Horizon’s business operations, financial performance, strategic initiatives, personnel management, labor relations, overall success, and the safety of Horizon’s customers and employees. Executive will cooperate with management at Alaska Airlines, Inc. (“Alaska”) as necessary and appropriate in connection with certain “shared service” functions performed by Alaska generally and as outlined more specifically in the Capacity Purchase Agreement between Alaska and Horizon. 2. Attention and Effort Executive will devote all of his entire productive time, ability, attention and effort to Horizon’s business and will serve its interests during the term of this Agreement; provided, however, that Executive may devote reasonable periods of time to engaging in charitable, civic, or community service activities, so long as the foregoing additional activities do not materially interfere with Executive’s duties under this Agreement. Consistent with this commitment, Executive will take all actions necessary to wrap up and end any services performed under the terms of Executive’s Consulting Agreement between Alaska and Gary Beck Aviation Consulting, LLC dated November 30, 2016.

  2 Beck Agreement 01152018 3. Term 3.1 24 -Month Term The “Effective Date” of this Agreement is January 15, 2018. Unless otherwise terminated earlier pursuant to Section 6 of this Agreement, Executive’s term of employment under this Agreement shall begin on the Effective Date and end no later than January 14, 2020. All references in this Agreement to the “Term” of this Agreement shall refer to the period beginning on the Effective Date and ending on January 14, 2020. 3.2 Expiration of the Term Upon expiration of the Term, Executive’s employment will terminate unless Horizon and the Executive enter into a subsequent agreement in writing signed by both parties or unless the parties extend this Agreement by amendment in accordance with Section 13. Nothing in this Agreement shall be read or interpreted to imply a renewed Agreement for any fixed duration after this Term expires. 3.3 Change of Control Concurrent with the execution hereof, Executive and Horizon shall enter into a Change of Control Agreement on substantially the same terms and conditions as apply to executives of Horizon. Notwithstanding any other provision in this Agreement, if a change of control (within the meaning of the Change of Control Agreement) occurs, this Agreement shall terminate and Executive's employment, compensation and other rights will be subject to the terms of the Change of Control Agreement. 4. Compensation Subject to Sections 6 and 7, during the Term of this Agreement, Horizon agrees to pay or cause to be paid to Executive, and Executive agrees to accept in exchange for the services rendered hereunder by him, the following compensation: 4.1 Base Salary Executive’s compensation shall consist, in part, of an annual base salary of $350,000 (“Base Salary”), subject to applicable tax withholding and payroll deductions. Such annual Base Salary shall be paid in substantially equal installments and at the same intervals as other officers of Horizon are paid. At its sole discretion, the Board or the Compensation and Leadership Development Committee of the AAG Board (“Compensation Committee”) shall determine any increases or other adjustments in the amount of the Executive’s annual base salary. 4.2 Annual Bonus Beginning on the Effective Date, Executive will be eligible to receive, in addition to the annual Base Salary described above, an annual payout under the AAG Performance-Based Pay Plan (“PBP Plan”). The annual payout will be subject to the terms of the PBP Plan and based on achievement of the goals that are established for Horizon under the PBP Plan from time to time

  3 Beck Agreement 01152018 by the Compensation Committee. The participation rate used to calculate Executive’s annual bonus will be seventy-five percent (75%) of Base Salary as defined in the PBP Plan. 4.4 Qualified Retirement Plan Executive will be eligible to participate in the Horizon Air Savings Investment Plan ("Plan") in accordance with the terms of the Plan. Generally, under the Plan, Executive may elect to contribute to the Plan a percentage of his compensation, and as of the Effective Date of this Agreement, Horizon will match his contribution as provided in the Plan document. Contributions and benefits under the Plan are subject to applicable laws and regulations and the terms of the Plan document. The terms of the Plan document may be amended by Horizon at any time in its sole discretion. Executive's right to participate in the Plan shall be on the same basis as Horizon employees generally. 4.5 Equity Compensation Subject to any necessary approvals, following the Effective Date, the Executive will be granted awards of stock options, restricted stock units, and performance stock units, with an aggregate target award value of 125% of the Executive’s base salary, under the 2016 Performance Incentive Plan (“PIP”). The stock options shall be subject to such terms and conditions as the Compensation Committee will determine, and will include the following: (a) the exercise price of the stock option shall be equal to the closing price of AAG stock on the date the options are awarded; (b) the options shall vest according to the grant agreement, provided however, that any options remaining unvested upon retirement as defined in the grant agreement, shall vest immediately on such retirement date; and (c) such other terms as the Compensation Committee shall determine. The restricted stock units and performance stock units granted to the Executive will be subject to such terms and conditions as the Compensation Committee will determine. 4.6 Nonqualified Deferred Compensation The Executive will be eligible to participate in the AAG. Nonqualified Deferred Compensation Plan (the “Nonqualified Plan”) and the Defined Contribution Officer Supplemental Retirement Plan (“DC OSRP”) in accordance with the terms of such plans. 5. Benefits During the Term of this Agreement, Executive will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in any employee health and welfare benefit plans and fringe benefit programs, including, but not limited to, health, dental and vision, group life and disability insurance coverage, and such other benefit programs as shall be provided from

  4 Beck Agreement 01152018 time to time to Horizon employees. The terms of such plans may be amended by Horizon at any time in its sole discretion. 6. Termination Employment of Executive pursuant to this Agreement may be terminated as provided in this Section, but in any case, the provisions of Section 8 (Noncompetition and Nonsolicitation) shall survive the termination of this Agreement and the termination of Executive’s employment hereunder: 6.1 By Horizon With or without Cause (as defined below), Horizon may terminate the employment of Executive at any time during the Term upon giving Notice of Termination (as defined below). 6.2 By Executive Executive may terminate his employment at any time, for any reason, upon giving Notice of Termination. 6.3 Automatic Termination Upon Death or Disability Executive and Horizon hereby acknowledge that Executive’s ability to perform the duties of Horizon’s President and CEO is of the essence of this Agreement. As a result, Horizon may terminate Executive’s employment in the event of Executive’s death or Disability (which cannot be reasonably accommodated) during the Term. In the event of Executive’s death or Disability during the Term, Executive will only be entitled to receive his Base Salary earned as of the date of death or Disability and amounts payable in accordance with any bonus plans, if any, and will not be entitled to any other salary, compensation, or benefits from Horizon thereafter, except as otherwise specifically provided for under Horizon’s benefit plans or as otherwise expressly required by applicable law. In the event of Disability, termination will be deemed to be effective immediately upon a good faith determination by the Board (or the Compensation Committee thereof) of Executive’s Disability. “Disability” means Executive’s inability, with or without reasonable accommodation, to perform the essential duties, responsibilities, and/or functions of his position with Horizon for a period or periods aggregating one hundred twenty (120) days (or such other period as may be required by law) in any twelve (12) month period as a result of any mental or physical illness, disability, or incapacity, unless Executive is granted a leave of absence by the Board (or the Compensation Committee thereof). Upon reasonable request, Executive will cooperate with Horizon if a question arises as to whether he has become disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialists selected by Horizon and authorizing such medical doctor or such other health care specialist to discuss Executive’s condition with Horizon), pursuant to applicable law. The costs and expenses of any such exams or evaluations shall be borne by Horizon. 6.4 Notice The term “Notice of Termination” shall mean at least 30 days’ written notice of termination of Executive’s employment, during which period Executive’s employment and

  5 Beck Agreement 01152018 performance of services will continue; provided, however, that Horizon may, upon notice to Executive and without reducing Executive’s compensation during such period, excuse Executive from any or all of his or her duties during the 30-day period, such excuse not to be deemed a termination under this Agreement. In the event of termination by Horizon or the Executive prior to the end of the Term, the effective date of the termination of Executive’s employment hereunder and the “Termination Date” is the date on which the 30-day period expires. 7. Termination Payments Except as specifically provided in this Section 7, in the event of termination of the Executive’s employment under Section 6.1 or 6.2, all compensation and benefits set forth in this Agreement shall terminate on the Termination Date. 7.1 Termination by Horizon If Horizon terminates Executive’s employment without Cause and the Termination Date is on or before July 14, 2019, which is six (6) months prior to the end of the Term, Executive shall be entitled to receive: (a) termination payment equal to the remainder of the Base Salary Executive would have received had he continued to be employed through July 14, 2019 based on the Base Salary rate in effect on the Termination Date, but this payment shall be made only upon execution and non-revocation of a release of claims satisfactory to Horizon and made pursuant only to the schedule under Section 7.4 , and (b) any unpaid annual Base Salary which has accrued for services already performed as of the Termination Date. If Horizon terminates Executive’s employment on or after July 15, 2019, or terminates Executive’s employment with Cause, Executive shall not be entitled to receive the termination payment set forth in clause (a) of this Section, but shall receive unpaid Base Salary set forth in clause (b) above. For the purposes of clarity, if Horizon terminates Executive’s employment without Cause and the Termination Date is on or before July 14, 2019, Executive will be entitled to no additional payments, bonuses, or benefits other than any accrued or vested benefits to which Executive would be entitled to under ERISA or applicable federal, state, or local law and the payments described in this Section. All payments made under this Section shall be paid subject to applicable tax withholding and payroll deductions. 7.2 Termination by Executive In the case of the termination of Executive’s employment by Executive, Executive shall not be entitled to any payments hereunder, other than unpaid Base Salary under clause (b) of Section 7.1 of this Agreement. 7.3 Termination in Connection with a Change in Control Notwithstanding Section 7.1 of this Agreement and in full substitution therefor, if the Executive’s employment is terminated after a Change of Control (as defined in the Change of Control Agreement), Executive’s rights upon termination will be governed by the terms of the Change of Control Agreement and his right to termination payments under clause (a) of Section 7.1; provided, however, that in the event the amounts payable to Executive under the Change of Control Agreement upon termination are lower than termination payments under this Agreement, Executive shall be entitled to the termination payments under this Agreement.

  6 Beck Agreement 01152018 7.4 Payment Schedule Payments due under Section 7.1, if any, will be made within sixty (60) days of the Termination Date. Payments due under Section 7.1(b), if any, shall be made to Executive at the same interval as payments of salary were made to Executive immediately prior to termination. 7.5 Cause Wherever reference is made in this Agreement to termination being with or without Cause, “Cause” shall mean as basis for termination for reason of admission by the Executive or reasonable substantiation by Horizon of: (a) Failure or refusal to carry out lawful duties described in Section 1 or any directions of the Board reasonably consistent with the duties of the Executive; (b) Misconduct, gross negligence, job abandonment, reckless attempts to injure Horizon, or any material policy violation; (c) Any action or conduct that materially discredits Horizon or is materially detrimental to Horizon’s reputation; (d) Embezzlement, dishonesty fraud, conviction of a felony or conspiracy against Horizon; or (e) Any willful or intentional injury to either Horizon, its property, its customers, or its employees in connection with the business affairs of Horizon. 8. Noncompetition and Nonsolicitation 8.1 Applicability This Section 8 shall survive the termination of Executive’s employment with Horizon and the expiration of the Term of this Agreement. 8.2 Scope of Competition Executive agrees that he will not, directly or indirectly, during his employment and for a period of one (1) year after the Termination Date for any reason, whether before or after the expiration of this Agreement, be employed by, consult with or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any Competitor. A “Competitor” shall include: (a) any entity which provides air transportation services anywhere in the world, and (b) any business whose efforts are in competition with the efforts of Horizon, including, without limitation, any business whose efforts involve any research and development, products or services in competition with products or services which are, during or at the end of the Term, either (i) produced, marketed or otherwise commercially exploited by Horizon or (ii) in actual or demonstrably anticipated research or development by Horizon, unless released from such obligation in writing by the Board. Executive shall be deemed to be related to, or connected

  7 Beck Agreement 01152018 with, a Competitor if such Competitor is: (a) a partnership in which he is a general or limited partner or employee, (b) a corporation or association of which he is a shareholder, officer, employee or director, or (c) a partnership, corporation or association of which he is a member, consultant or agent; provided, however, that nothing herein shall prevent the purchase or ownership by Executive of shares which constitute less than five percent (5%) of the outstanding equity securities of a publicly or privately held corporation, so long as Executive has no other relationship with such corporation. 8.3 Scope of Nonsolicitation Executive shall not directly or indirectly solicit, influence or entice, or attempt to solicit, influence or entice, any employee or consultant of Horizon, including its affiliates and subsidiaries to cease his or her relationship with Horizon. Further, Executive shall not solicit, influence, entice, or in any way divert any customer, distributor, partner, joint venture or supplier of Horizon to do business or in any way become associated with any Competitor. This Section 8.3 shall apply during the time period and geographical area described in Section 8.2(a). 8.4 Confidentiality; Nondisclosure; Return of Materials Executive acknowledges that by virtue of his employment at Horizon, he will have access to confidential, proprietary, and trade secret information that is not generally known to the public. Without limitation, such information may include: strategic initiatives or plans, financial information, marketing information, customer lists, research and development, pricing information, technology, supplier/vendor relationships, contract terms, employee compensation/benefits information, customer data, and any other non-public information that the Company considers to be confidential. During the term of his employment by Horizon and following termination of such employment, he will not disclose (except as required by his duties to Horizon), without limitation, strategic initiatives or plans, financial information, marketing information, customer lists, research and development, pricing information, technology, supplier/vendor relationships, contract terms, employee compensation/benefits information, customer data, and any other non-public information that Horizon considers to be confidential whether or not developed by Executive. In the event of the termination of his employment with Horizon or the expiration of this Agreement, Executive will promptly return all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals to Horizon which pertain to Horizon and shall not retain or cause or allow any third party to retain photocopies, data files, or other reproductions of the foregoing. 8.5 Equitable Relief Executive acknowledges that the provisions of this Section 8 are essential to Horizon, that Horizon would not enter into this Agreement if it did not include this Section 8 and that damages sustained by Horizon as a result of a breach of this Section 8 cannot be adequately remedied by damages, and Executive agrees that Horizon, notwithstanding any other provision of this Agreement, including, without limitation, Section 15 and Section 19 hereof, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to

  8 Beck Agreement 01152018 injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement, including, without limitation, this Section 8. 8.6 Effect of Violation Executive and Horizon acknowledge and agree that additional consideration has been given for Executive entering into this Section 8, such additional consideration including, without limitation, bonus eligibility and certain provisions for termination payments pursuant to Section 7 of this Agreement. Violation by Executive of this Section 8 shall relieve Horizon of any obligation it may have to make any further such payments, but shall not relieve Executive of his obligations, as required hereunder, not to compete. 8.7 Definition of “Horizon” For purposes of Section 8.2 and Section 8.3, “Horizon” shall include all affiliates, subsidiaries and parent corporation of Horizon, including but not limited to Alaska and AAG, and any business ventures in which Horizon, its affiliates, subsidiaries or its parent corporation may participate. 9. Notice and Cure of Breach Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than pursuant to the definition of Cause in Section 7.5 of this Agreement, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least fifteen (15) days’ prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the 15-day period. 10. Form of Notice All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by email, with a hard copy to follow via a method of ascertainable delivery (e.g., FedEx or registered or certified mail, return receipt requested), at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof: If to Executive: Gary L. Beck ADDRESS: _______________________________ CITY: _______________________________ STATE AND ZIP: _______________________________ Email: If to Horizon: Horizon Air Industries, Inc. Attn: Corporate Secretary 19300 International Blvd.

  9 Beck Agreement 01152018 Seattle, WA 98188 Email: 11. Assignment This Agreement is personal to Executive and shall not be assignable by Executive. Subject to the provisions of Section 7.3, Horizon may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Horizon is a party or (b) any corporation, partnership, association or other person to which Horizon may transfer all or substantially all of the assets and business of Horizon existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. 12. Waivers No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies. 13. Amendments in Writing No amendment, modification, waiver, termination, or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Horizon and Executive, and each such amendment, modification, waiver, termination, or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Horizon and Executive. 14. Applicable Law This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Washington, without regard to any rules governing conflicts of laws. 15. Severability If any provision of this Agreement shall be held invalid, illegal, or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law: (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not

  10 Beck Agreement 01152018 affect the validity, legality, or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law. 16. Headings All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement. 17. Counterparts This Agreement, and any amendment or modification entered into pursuant to Section 13 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument. 18. Entire Agreement This Agreement, including exhibits hereto incorporated by reference, on and as of the date hereof constitutes the entire agreement between Horizon and Executive with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Horizon and Executive with respect to such subject matter are hereby superseded and nullified in their entireties. 19. Arbitration Disputes or controversies arising under Section 8 of this Agreement (Noncompetition and Nonsolicitation) may only be brought by either party in the state or federal courts located in King County, Washington. Any and all remaining disputes, claims, or controversies arising out of or relating to or in connection with this Agreement will be finally settled by binding arbitration in Seattle, Washington before a single arbitrator to be selected from Judicial Dispute Resolution (“JDR”). The parties voluntarily waive any right to have covered disputes decided by a court of law and/or jury. The arbitration shall be administered by JDR pursuant to its Arbitration Rules and Procedures. The arbitrator’s fees and costs shall be paid for by Horizon. Arbitration must be initiated within the statute of limitations applicable to the claims in dispute. The arbitrator’s decision shall be final and conclusive, and both parties waive the right to trial de novo or appeal. Judgment on the Award may be entered in King County Superior Court. Executive and Horizon (and/or any of its affiliates) shall bear their respective attorneys’ fees and costs in any proceeding arising under Section 8, of this Agreement. Except as may be necessary to enter judgment upon the award or to the extent required by applicable law, all claims, defenses, and proceedings (including, without limiting the generality of the foregoing, the existence of the controversy, and the fact that there is an arbitration proceeding) shall be treated in a confidential manner by the arbitrator, the parties, and their counsel, and each of their agents, employees, and all others acting on behalf of or in concert with them. Without limiting the generality of the foregoing, no one shall divulge to any third party or person not directly involved in the arbitration the contents of the pleadings, papers, orders, hearings, trials, or awards in the arbitration, except as may be necessary to enter judgment upon